<AUDIT-REPORT>

                         CONSENT OF INDEPENDENT ACCOUNTANTS
                                     Exhibit 24



          We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076 and 33-55306) of The Bombay Company,
          Inc. of our report dated March 6, 1996 appearing on page 23 of the 1995 Annual Report To Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 9 of this Form 10-K.





          PRICE WATERHOUSE LLP

          Fort Worth, Texas
          April 26, 1996
</AUDIT-REPORT>